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Exhibit 99.1

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              DIPLOMAT CORPORATION


                  DIPLOMAT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, (the "Corporation") hereby certifies as follows:

         FIRST: This Certificate of Amendment of the Certificate of Incorporation amends the Certificate of Incorporation, as amended, by (i) changing the name of the corporation to Diplomat Direct Marketing Corporation, and (ii) increasing the maximum number of authorized directors to seven. The text of Section 1 and Section 5 of the Certification of Incorporation, as amended, hereby reads as follows:

                  1. Name. The name of the corporation is Diplomat Direct Marketing Corporation (the "Corporation").

                  5. Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                           5.1 By-Laws. The original By-Laws of the Corporation shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                           5.2 Number and Election of Directors. The number of its directors shall not be less than three or more than seven. Directors need not be stockholders.

         SECOND: The foregoing amendment to the Certificate of Incorporation, as amended, was duly adopted by the unanimous written consent of the board of directors of the Corporation on April 6, 1998, and adopted and approved by the holders of a majority of the corporation's outstanding stock entitled to vote thereon on May 19, 1998.

         THIRD: The foregoing amendment to the Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


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         IN WITNESS WHEREOF, the corporation has caused this Certificate of
Amendment of the Certificate of Incorporation to be signed by its duly authorized officers, this 20th day of May, 1998.


                                     /s/ JONATHAN ROSENBERG
                                     -------------------------------------------
                                     Jonathan Rosenberg, Chief Executive Officer


                                     /s/ STUART LEIDERMAN
                                     -------------------------------------------
                                     Stuart Leiderman, Secretary